UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2009

Williams Partners L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(918) 573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2009, Williams Partners L.P. (the "Partnership") issued a press release announcing, among other things, that The Williams Companies, Inc. ("Williams") plans to waive incentive distribution rights with respect to 2009 distribution periods and that Williams will provide the Partnership with additional general and administrative ("G&A") expense credits for 2009. The press release announced that the additional credits will offset increases in the G&A expense allocation from Williams to the Partnership, up to $10 million, compared with the 2008 allocation level.

Consistent with the Partnership’s press release announcement, on April 16, 2009, the Partnership, Williams Energy Services, LLC ("WES"), Williams Energy, L.L.C. ("WE"), Williams Discovery Pipeline LLC ("Williams Pipeline"), Williams Partners Holdings LLC ("Holdings"), Williams Partners GP LLC (the "General Partner"), Williams Partners Operating LLC ("OLLC"), and, for purposes of Articles V and VI of the Omnibus Agreement only, Williams, entered into an amendment (the "Omnibus Amendment") to the Omnibus Agreement originally entered into by the parties on August 23, 2005. The Omnibus Amendment provides for additional credits to the Partnership for certain indirect G&A expenses incurred by the General Partner or another Williams affiliate on behalf of the Partnership of up to $10.0 million in 2009 (the "Additional Credits"). The Additional Credits are calculated quarterly to the extent that such G&A expenses during 2009 exceed $9.0 million for the first fiscal quarter, $18.0 million through the second quarter, $27.0 million through the third quarter, and $36.0 million through the fourth quarter, subject to quarterly limits. The Additional Credits are in addition to the Partnership’s $0.8 million G&A credit for 2009 previously provided for in the Omnibus Agreement. The Omnibus Amendment is effective as of January 1, 2009. The description of the Omnibus Amendment in this Item 1.01 is qualified in its entirety by reference to the copy of the Omnibus Amendment filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Relationships

Williams directly or indirectly owns (i) 100% of the General Partner, which allows it to control the Partnership, and (ii) 100% of WES, WE, Williams Pipeline, Holdings, and OLLC. In addition, Williams indirectly owns an approximate 21.6% limited partner interest in the Partnership. Further, certain officers and directors of the General Partner serve as officers and/or directors of Williams, WES, WE, Williams Pipeline, and Holdings. The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest, the incentive distribution rights in the Partnership, and 3,363,527 of the Partnership’s common units. For additional relationships between Williams and its affiliates and the Partnership, please read "Certain Relationships and Related Transactions, and Director Independence" in the annual report on Form 10-K filed by the Partnership with the U.S. Securities and Exchange Commission on February 26, 2009.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also consistent with the press release issued by the Partnership on April 15, 2009, the Board of Directors of the General Partner approved an amendment to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 16, 2009 ("Amendment No. 5"), to reduce to zero any distributions of available cash to the holder of incentive distribution rights with respect to each quarter ending in 2009. The General Partner currently holds all of the incentive distribution rights in the Partnership. The description of Amendment No. 5 in this Item 5.03 is qualified in its entirety by reference to the copy of Amendment No. 5 filed as Exhibit 3.1 to this report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Amendment No. 5 to Amended and Restated Agreement of Limited Partnership of Williams Partners L.P., dated April 16, 2009.

10.1 Amendment No. 1 to Omnibus Agreement among Williams Energy, L.L.C., Williams Energy Services, LLC, Williams Discovery Pipeline, LLC, Williams Partners Holdings LLC, Williams Partners GP LLC, Williams Partners L.P., Williams Partners Operating LLC and (for purposes of Articles V and VI of the Omnibus Agreement only) The Williams Companies, Inc., dated April 16, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By: Williams Partners GP LLC,
its General Partner

Date: April 20, 2009	By: /s/ William H. Gault

William H. Gault
Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 5 to Amended and Restated Agreement of Limited Partnership of Williams Partners L.P., dated April 16, 2009.
10.1	Amendment No. 1 to Omnibus Agreement among Williams Energy, L.L.C., Williams Energy Services, LLC, Williams Discovery Pipeline, LLC, Williams Partners Holdings LLC, Williams Partners GP LLC, Williams Partners L.P., Williams Partners Operating LLC and (for purposes of Articles V and VI of the Omnibus Agreement only) The Williams Companies, Inc., dated April 16, 2009.